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                                                                   EXHIBIT 5.1



                          [CONNER & WINTERS LETTERHEAD]



                                  July 5, 2001


Prize Energy Corp.
3500 William D. Tate
Suite 200
Grapevine, Texas 76051

         Re:      Prize Energy Corp.
                  Registration Statement on Form S-3

Gentlemen:

         We have acted as counsel for Prize Energy Corp., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offering, from time to time, of
(i) an aggregate of 9,558,403 common stock purchase warrants (the "Warrants") by the holders thereof, (ii) an aggregate of 1,365,486 shares of the Company's common stock, par value $.01 per share ("Common Stock"), issuable upon the exercise of the Warrants by purchasers of the Warrants (the "Warrant Shares"), and (iii) an aggregate of 286,461 shares of Common Stock that may be sold by certain of the holders of the Warrants upon their exercise of the Warrants (the "Resale Shares"). A Registration Statement on Form S-3 (the "Registration Statement") covering the sale from time to time of the Warrants, the issuance and sale of the Warrant Shares from time to time upon exercise of the Warrants by the purchasers thereof and the sale from time to time of the Resale Shares has been filed under the Securities Act with the Securities and Exchange Commission.

         In reaching the conclusions expressed in this opinion, we have (a) examined such certificates of public officials and of corporate officers and directors and such other documents and matters as we have deemed necessary or appropriate, (b) relied upon the accuracy of facts and information set forth in all such documents, and (c) assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals from which all such copies were made.


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Prize Energy Corp.
July 5, 2001
Page 2

         Based on the foregoing, we are of the opinion that:

         1. The Warrants have been duly authorized and validly issued and are binding obligations of the Company in accordance with the terms of the Warrant Agreement dated as of October 28, 1998, among the Company and American Stock Transfer & Trust Company, as warrant agent, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or other laws affecting the enforcement of creditors' rights generally from time to time in effect and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         2. The Warrant Shares have been duly authorized and, when issued, delivered and paid for upon the valid exercise of the Warrants in accordance with their terms and the terms of the Warrant Agreement, will be validly issued, fully paid and nonassessable.

         3. The Resale Shares have been duly authorized and, when issued, delivered and paid for upon the valid exercise of the Warrants covering the Resale Shares in accordance with their terms and the terms of the Warrant Agreement, will be validly issued, fully paid and nonassessable.

         We are members of the bar of the State of Oklahoma. Our opinion expressed above is limited to the laws of the State of Oklahoma, the federal laws of the United States of America and the Delaware General Corporation Law, and we do not express any opinion herein concerning the laws of any other jurisdiction. As used herein, the term "Delaware General Corporation Law" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and judicial decisions interpreting these laws as of the date of this opinion.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act and the rules and regulations promulgated thereunder.


                                        Yours very truly,

                                        CONNER & WINTERS,
                                        A Professional Corporation

                                        /s/ Conner & Winters